UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Branca Road
East Rutherford, NJ 07073

(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On June 2, 2015, the MamaMancini’s Holdings, Inc. (the “Company”) filed a Certificate of Designation (the “Series A Preferred Certificate of Designation”) with the Secretary of State of the State of Nevada for its Series A Convertible Preferred Stock (the “Series A Preferred”), which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred. On June 26, 2015, the Company filed an Amendment to the Series A Preferred Certificate of Designation (the “Series A Preferred Amendment”) with the Secretary of State of the State of Nevada.

The Company filed the Series A Preferred Amendment in order to (i) clarify the circumstances under which the Series A Preferred would be automatically convertible; and (ii) allow for dividends to be paid quarterly, in cash or in stock at the option of the holder of Series A Preferred; provided however, if and to the extent there are not funds legally available for the payment of dividends in cash, then the dividends on the Series A Preferred shall be paid in additional fully paid and non-assessable shares of the Company’s common stock.

The foregoing description of the Series A Preferred Stock Certificate of Designation and the Series A Preferred Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Series A Preferred Stock Certificate of Designation and the Series A Preferred Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2015, the Company filed the Series A Preferred Amendment with the Secretary of State of the State of Nevada for its Series A Preferred.

Item 3.03 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following exhibit index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Series A Convertible Preferred Stock Certificate of Designation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 12, 2015)

3.2*	Series A Convertible Preferred Stock Amendment to Certificate of Designation After Issuance of Class or Series, as filed with the Secretary of State of the State of Nevada on June 26, 2015.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: June 29, 2015	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer